Exhibit 99.1
AMERICAN GREETINGS ANNOUNCES RECORD FIRST QUARTER
EARNINGS PER SHARE
CLEVELAND (June 30, 2010) — American Greetings Corporation (NYSE: AM) today announced its results for the first fiscal quarter ended May 28, 2010.
First Quarter Results
For the first quarter of fiscal 2011, the Company reported total revenue of $396.3 million, pre-tax income of $51.0 million, and net income of $30.8 million or 75 cents per share (all per-share amounts assume dilution).
For the first quarter of fiscal 2010, the Company reported total revenue of $412.9 million, pre-tax income of $16.9 million, and net income of $10.0 million or 25 cents per share. During the first quarter of fiscal 2010, American Greetings sold its retail store operations. The Retail Operations segment reported revenue of $11.7 million and a segment loss of $34.8 million (after-tax of approximately $21.3 million), which reduced earnings per share by approximately 54 cents during the quarter.
Management Comments and Outlook
Chief Executive Officer Zev Weiss said, “I am pleased that our earnings per share of 75 cents were the highest we have ever achieved in a first quarter. Our first quarter EPS benefited from several factors including the solid performance in our core business units, the changes we made over the last eighteen months to our portfolio of businesses, and the shares we repurchased over the last several years. We believe our refined business portfolio, which focuses on our core greeting card business, along with the changes we have made to our capital structure over the last several years, position the Company well for the opportunities and challenges ahead.”
“The refined portfolio is contributing to the solid EPS for the quarter. Eliminating the earnings drag of our retail operations has added meaningfully to our earnings swing quarter on quarter. In addition, we continue to believe that by the end of this fiscal year, the integration of both Recycled Paper Greetings and Papyrus will enhance our operating income by $15 to 20 million on an annual run rate,” Weiss added.
For fiscal year 2011, the Company continues to anticipate cash flow from operating activities of about $165 million and capital expenditures of approximately $40 million resulting in cash flow from operating activities minus capital expenditures of approximately $125 million.
Conference Call on the Web
American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation
For more than 100 years, American Greetings Corporation (NYSE: AM) has been a creator and manufacturer of innovative social expression products that assist consumers in enhancing their relationships. The Company’s major greeting card lines are American Greetings, Carlton Cards, Gibson, Recycled Paper Greetings and Papyrus, and other paper product offerings include DesignWare party goods and American Greetings and Plus Mark gift-wrap and boxed cards. American Greetings also has the largest collection of electronic greetings on the Web, including cards available at AmericanGreetings.com through AG Interactive, Inc. (the Company’s online division). AG Interactive also offers digital photo sharing and personal publishing at PhotoWorks.com and Webshots.com and provides a one-stop source for online graphics and animations at Kiwee.com. In addition to its product lines, American Greetings also creates and licenses popular character brands through the American Greetings Properties group. Headquartered in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.6 billion, and its products can be found in retail outlets worldwide. For more information on the Company, visit http://corporate.americangreetings.com.
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CONTACT:
Gregory M. Steinberg
Treasurer and Executive Director of Investor Relations
American Greetings Corporation
216-252-4864
investor.relations@amgreetings.com
Non-GAAP Measures
Certain after-tax, earnings per share, and liquidity amounts included in this release may be considered non-GAAP measures under the Securities and Exchange Commission’s Regulation G. The prior year after-tax amounts were calculated based on the Company’s statutory tax rate of approximately 38.9%. Management believes that after-tax and earnings per share information are useful in analyzing the Company’s results and that cash flow from operating activities minus capital expenditures provides a liquidity measure useful to investors in analyzing the cash generation of the Company.
Factors That May Affect Future Results
Certain statements in this release, including those under Management Comments and Outlook, may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	a weak retail environment and general economic conditions;

•	the ability to achieve both the desired benefits from the transaction with Amscan as well as ensuring a seamless transition for affected retail customers and consumers;

•	the Company’s successful transition of the Retail Operations segment to its buyer, Schurman Fine Papers, and Schurman Fine Papers’ ability to successfully operate its retail operations and satisfy its obligations to the Company;

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•	the Company’s ability to successfully integrate both Recycled Paper Greetings and Papyrus;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the ability to achieve the desired benefits associated with the Company’s cost reduction efforts;

•	competitive terms of sale offered to customers;

•	the Company’s ability to comply with its debt covenants;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the ability to successfully implement, or achieve the desired benefits associated with, any information systems refresh the Company may implement;

•	the Company’s ability to achieve the desired accretive effect from any share repurchase programs;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.
Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, and the ability to adapt to rapidly changing social media and the digital photo sharing space.
In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

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AMERICAN GREETINGS CORPORATION
FIRST QUARTER CONSOLIDATED STATEMENT OF INCOME
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended
	May 28, 2010	May 29, 2009
Net sales	$392,105	$409,277
Other revenue	4,203	3,645

Total revenue	396,308	412,922

Material, labor and other production costs	158,013	167,169
Selling, distribution and marketing expenses	117,551	132,217
Administrative and general expenses	66,032	63,151
Other operating (income) expense — net	(594)	27,773

Operating income	55,306	22,612

Interest expense	6,202	6,987
Interest income	(213)	(276)
Other non-operating income — net	(1,700)	(1,042)

Income before income tax expense	51,017	16,943
Income tax expense	20,178	6,982

Net income	$30,839	$9,961

Earnings per share — basic	$0.78	$0.25

Earnings per share — assuming dilution	$0.75	$0.25

Average number of common shares outstanding	39,638,568	39,608,947

Average number of common shares outstanding — assuming dilution	40,849,429	39,608,947

Dividends declared per share	$0.14	$—

AMERICAN GREETINGS CORPORATION
FIRST QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	May 28, 2010	May 29, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$186,775	$87,611
Trade accounts receivable, net	110,085	120,964
Inventories	157,913	172,977
Deferred and refundable income taxes	74,951	65,217
Assets held for sale	12,936	23,328
Prepaid expenses and other	118,047	157,471

Total current assets	660,707	627,568

GOODWILL	30,238	25,921
OTHER ASSETS	413,236	377,973
DEFERRED AND REFUNDABLE INCOME TAXES	150,207	172,672

Property, plant and equipment — at cost	839,928	856,723
Less accumulated depreciation	600,087	589,614

PROPERTY, PLANT AND EQUIPMENT — NET	239,841	267,109

	$1,494,229	$1,471,243

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$99,000	$27,325
Accounts payable	80,205	85,483
Accrued liabilities	75,572	84,074
Accrued compensation and benefits	35,472	37,274
Income taxes payable	25,390	2,937
Other current liabilities	93,405	108,863

Total current liabilities	409,044	345,956

LONG-TERM DEBT	230,973	409,455
OTHER LIABILITIES	163,969	125,668
DEFERRED INCOME TAXES AND
NONCURRENT INCOME TAXES PAYABLE	30,548	30,292

SHAREHOLDERS’ EQUITY
Common shares — Class A	37,064	35,921
Common shares — Class B	2,926	3,497
Capital in excess of par value	478,676	450,059
Treasury stock	(951,830)	(941,063)
Accumulated other comprehensive loss	(40,257)	(43,276)
Retained earnings	1,133,116	1,054,734

Total shareholders’ equity	659,695	559,872

	$1,494,229	$1,471,243

AMERICAN GREETINGS CORPORATION
FIRST QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	Three Months Ended
	May 28, 2010	May 29, 2009
OPERATING ACTIVITIES:
Net income	$30,839	$9,961
Adjustments to reconcile net income to cash flows from operating activities:
Loss on disposition of retail stores	—	28,333
Net (gain) loss on disposal of fixed assets	(151)	199
Depreciation and amortization	10,294	12,393
Deferred income taxes	(535)	17,158
Other non—cash charges	3,385	2,657
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	19,576	(43,770)
Inventories	4,483	11,926
Other current assets	(2,878)	(1,243)
Income taxes	15,830	(849)
Deferred costs — net	13,802	(2,846)
Accounts payable and other liabilities	(66,362)	(29,548)
Other — net	4,256	4,358

Total Cash Flows From Operating Activities	32,539	8,729

INVESTING ACTIVITIES:
Property, plant and equipment additions	(5,965)	(8,909)
Cash payments for business acquisitions, net of cash acquired	—	(16,286)
Proceeds from sale of fixed assets	555	113
Proceeds from escrow related to party goods transaction	24,523	—

Total Cash Flows From Investing Activities	19,113	(25,082)

FINANCING ACTIVITIES:
Net (decrease) increase in long-term debt	(250)	19,800
Net increase in short-term debt	—	26,325
Sale of stock under benefit plans	19,087	30
Purchase of treasury shares	(12,979)	(5,877)
Dividends to shareholders	(5,525)	(4,865)

Total Cash Flows From Financing Activities	333	35,413

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(3,159)	8,335

INCREASE IN CASH AND CASH EQUIVALENTS	48,826	27,395

Cash and Cash Equivalents at Beginning of Year	137,949	60,216

Cash and Cash Equivalents at End of Period	$186,775	$87,611

AMERICAN GREETINGS CORPORATION
FIRST QUARTER CONSOLIDATED SEGMENT DISCLOSURES
FISCAL YEAR ENDING FEBRUARY 28, 2011
(In thousands of dollars)

	(Unaudited)
	Three Months Ended
	May 28, 2010	May 29, 2009
Total Revenue:
North American Social Expression Products	$304,168	$323,813
Intersegment items	—	(5,104)
Exchange rate adjustment	4,141	370

Net	308,309	319,079

International Social Expression Products	57,801	56,051
Exchange rate adjustment	(228)	(3,289)

Net	57,573	52,762

Retail Operations	—	11,727
Exchange rate adjustment	—	112

Net	—	11,839

AG Interactive	18,666	18,949
Exchange rate adjustment	(112)	(104)

Net	18,554	18,845

Non—reportable segments	11,872	10,397

	$396,308	$412,922

Segment Earnings (Loss):
North American Social Expression Products	$68,107	$77,986
Intersegment items	—	(3,511)
Exchange rate adjustment	1,942	81

Net	70,049	74,556

International Social Expression Products	2,834	513
Exchange rate adjustment	—	(174)

Net	2,834	339

Retail Operations	—	(34,830)
Exchange rate adjustment	—	(285)

Net	—	(35,115)

AG Interactive	2,474	1,796
Exchange rate adjustment	(102)	(82)

Net	2,372	1,714

Non—reportable segments	2,152	(129)

Unallocated	(26,399)	(24,852)
Exchange rate adjustment	9	430

Net	(26,390)	(24,422)

	$51,017	$16,943